                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN




                                 NZ CORPORATION,
                            (an Arizona corporation),






                                       and






                              LIPID SCIENCES, INC.,
                            (a Delaware corporation)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of July 9, 2001, by and between NZ CORPORATION, an Arizona corporation ("NZ"), and LIPID SCIENCES, INC., a Delaware corporation ("Lipid Sciences").


                                   WITNESSETH:

         WHEREAS, NZ desires to acquire Lipid Sciences, and Lipid Sciences desires to be acquired by NZ, through the merger of Lipid Sciences with and into NZ pursuant to the terms hereinafter set forth (the "Merger"); and

         WHEREAS, NZ and Lipid Sciences each intend, for Federal income tax purposes, that the Merger contemplated thereby constitutes a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Special Committee of the Board of Directors of NZ deems it advisable and in the best interest of NZ that Lipid Sciences be merged with and into NZ upon the terms and conditions hereinafter specified; and

         WHEREAS, the Board of Directors of Lipid Sciences deems it advisable and in the best interest of Lipid Sciences that it be merged with and into NZ upon the terms and conditions hereinafter specified; and

         WHEREAS, NZ has an authorized capital stock consisting of 30,000,000 shares of common stock, no par value per share (the "NZ Common Stock"), of which 6,816,936 shares are currently issued and outstanding, and 10,000,000 shares of preferred stock, no par value per share (the "NZ Preferred Stock"), of which no shares are currently issued or outstanding; and

         WHEREAS, NZ currently also has outstanding common stock purchase warrants and options entitling the holders thereof to purchase an aggregate of up to 538,386 shares of the NZ Common Stock, all as further described herein (collectively, the "NZ Warrants and Options"); and

         WHEREAS, Lipid Sciences has an authorized capital stock consisting of 50,000,000 shares of common stock, $.01 par value per share (the "Lipid Sciences Common Stock"), of which shares 10,220,901 are currently issued and outstanding; and 1,000,000 shares of Preferred Stock, no par value per share (the "Lipid Sciences Preferred Stock"), of which no shares are currently issued or outstanding; and

         WHEREAS, Lipid Sciences currently also has outstanding common stock purchase warrants and options entitling the holders thereof to purchase an aggregate of up to 2,560,000 shares of Lipid Sciences Common Stock, all as further described herein (collectively, the "Lipid Sciences Warrants and Options"); and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE 1

                    ADOPTION OF AGREEMENT AND PLAN OF MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2 herein), in accordance with this Agreement and the relevant provisions of the Arizona Business Corporation Act ("ABCA") and the Delaware General Corporation Law ("DGCL"), Lipid Sciences shall be merged with and into NZ, and NZ will be the surviving corporation to the Merger (the "Surviving Corporation"), and be deemed to continue, for all purposes, after the Merger. The existence of Lipid Sciences shall cease at the Effective Time as a consequence of the Merger.

         1.2 Effective Date of the Merger. This Agreement shall be submitted to the stockholders of each of Lipid Sciences and NZ as provided in Section 5.4 hereof, for approval as soon as practicable after the Registration Statement (as defined in Section 5.4 below) has been declared effective by the Securities and Exchange Commission (the "SEC"). Subject to the terms and conditions hereof, including, without limitation, NZ's and Lipid Sciences' right to terminate this Agreement without liability in accordance with Article IX hereof, upon the authorization, approval and adoption of this Agreement by the stockholders of NZ as provided in Section 5.4 hereof and the affirmative vote of the holders of not less than a majority of the outstanding shares of Lipid Sciences Common Stock pursuant to Section 252 of the DGCL, a copy of the Articles of Amendment and Merger, substantially in the form annexed hereto as Exhibit A (the "Articles of Amendment and Merger") shall be executed in accordance with Section 10-1105 of the ABCA and delivered to the Corporation Commission of the State of Arizona for filing in accordance with Section 10-1105 of the ABCA and a copy of the Certificate of Merger substantially in the form annexed hereto as Exhibit B (the "Certificate of Merger"), shall be executed in accordance with Section 251 of the DGCL and delivered to the Secretary of State of the State of Delaware (the time of such filings being the "Effective Time" and the date of such filings being the "Effective Date"). Within sixty days after the filing of the Articles of Amendment and Merger, the Surviving Corporation will publish a copy thereof and file certification with the Corporation Commission of the State of Arizona.

         1.3 Surviving Corporation. Following the Merger, NZ shall continue to exist under, and be governed by, the laws of the State of Arizona.

         1.4 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of NZ, as in effect at the Effective Time and subject to amendment as herein provided, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

         1.5 By-laws of the Surviving Corporation. The By-laws of NZ, as in effect at the Effective Time, shall continue in full force and effect as the By-laws of the Surviving Corporation.

         1.6 Plan of Merger. The method of effecting the Merger and the basis for exchanging and converting (i) the outstanding Lipid Sciences Common Stock into authorized but unissued shares of Common Stock of NZ (the "Merger Common Stock"), and (ii) the outstanding Lipid Sciences Warrants and Options into warrants to purchase shares of NZ Common Stock and options to purchase shares of NZ Common Stock, as the case may be, shall be as follows:

              (a)  (i)   Each issued and outstanding share of Lipid Sciences
Common Stock shall, at the Effective Time, by virtue of the Merger and without further action, be deemed canceled and cease to exist and, upon presentation for surrender of a certificate representing such share by each stockholder of Lipid Sciences participating in the Merger (collectively, the "Participating Stockholders"), shall be converted into 1.55902 shares of NZ Common Stock. Fractional shares of NZ Common Stock issuable to Participating Stockholders will be rounded up to the next whole share, based on the aggregate number of shares of NZ Common Stock to be issued in the Merger to each Participating Stockholder.

                   (ii) At the Effective Time, each issued and outstanding Lipid Sciences Warrant shall, by virtue of the Merger and without further action, be deemed to be assumed by NZ and modified so that, in lieu of having the right to acquire shares of Lipid Sciences Common Stock on exercise, the holder will have the right to acquire shares of NZ Common Stock on the same basis as the Lipid Sciences Common Stock was exchanged into Merger Common Stock at an exercise price adjusted to reflect the exchange so as to maintain the relative entitlements before and after the Merger, and for an exercise period which is the same as the exercise period of the particular Lipid Sciences Warrant (collectively, the "Surviving Warrants"). All the other substantive terms of the Lipid Sciences Warrant will continue in full force and effect.

                   (iii) At the Effective Time, each issued and outstanding Lipid Sciences Option shall, by virtue of the Merger and without further action, be deemed to be assumed by NZ and modified so that, in lieu of having the right to acquire shares of Lipid Sciences Common Stock on exercise, the holder will have the right to acquire shares of NZ Common Stock on the same basis as the Lipid Sciences Common Stock was exchanged into Merger Common Stock at an exercise price adjusted to reflect the exchange so as to maintain the relative entitlements before and after the Merger and for an exercise period which is the same as the exercise period of the particular Lipid

Sciences Option (collectively, the "Surviving Options"). All other substantive terms of the Lipid Sciences Options will continue in full force and effect.

                   (iv) By the Effective Time, any shares of NZ Common Stock owned by or to be acquired by Lipid Sciences in connection with the Merger or pursuant to that certain Stock Purchase Agreement dated of even date herewith by and between Sun NZ, L.L.C. and Lipid Sciences (the "Stock Purchase Agreement") will be cancelled and returned to the status of authorized but unissued NZ Common Stock.

              (b)  (i)   Notwithstanding Section 1.6(a) above, shares of Lipid
Sciences Common Stock which are held by a stockholder of Lipid Sciences who has properly preserved and perfected dissenters' rights with respect to such shares ("Lipid Dissenting Stockholder") pursuant to Section 262 of the DGCL shall not be converted into the right to receive Merger Common Stock pursuant to Section 1.6(a)(i) hereof, and instead shall be treated in accordance with those provisions of the DGCL unless and until the right of such Lipid Dissenting Stockholder under Section 262 of the DGCL to payment for his shares shall cease.

                   (ii) If any Lipid Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) such Lipid Dissenting Stockholder's right to payment for any of such Lipid Dissenting Stockholder's shares under Section 262 of the DGCL, such Lipid Dissenting Stockholder's shares shall automatically be converted into the right to receive shares of Merger Common Stock in accordance with Section 1.6(a)(i) hereto.

                   (iii) Each Lipid Dissenting Stockholder who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment of the fair value of any such Lipid Dissenting Stockholder's shares shall receive payment therefor from NZ pursuant to Section 262 of the DGCL.

              (c)  (i)   As a condition to the consummation of the Merger, NZ is
required to obtain the consent of its stockholders to the Merger. The beneficial owners of shares of NZ Common Stock at the close of business E.S.T. on the day immediately prior to the Effective Date ("Rights Record Date") will receive a right that may entitle the holder to receive additional shares of common stock of NZ (the "Additional Merger Shares") in accordance with this Section 1.6(c).

                   (ii) In connection with the Merger, NZ will offer each NZ stockholder as of the Rights Record Date the right to receive Additional Merger Shares, should any be issued. In order to perfect its ability to receive Additional Merger Shares, if any, an NZ stockholder must within 60 days following the Effective Time, take whatever action that may be necessary to cause such NZ stockholder to become the direct registered owner of his/her/its shares of NZ Common Stock (each, a "Rights Share" and, collectively, the "Rights Shares"). As soon as practicable following the 60th day following the Effective Time, NZ will cause to be issued to each NZ stockholder who shall have perfected his or her or its right to receive Additional Merger Shares, if any, certificates evidencing one right (each, a "Right" and, collectively, the "Rights") for each share of NZ Common Stock held by such NZ stockholder on the Rights Record Date (the "Rights Certificates"). The Rights Certificates shall not be transferable, assignable, subject to pledge or otherwise alienable, and the registered holder of such Rights Certificates shall forfeit the number of Rights equal to the number of shares of NZ Common Stock sold or otherwise transferred by such holder during the period commencing at the Rights Record Date and ending on the 24 month anniversary of the Effective Date (the "Holding Period"). Any Right that is forfeited, from that time, will be null and void and have no further force or effect.

                   (iii) Additional Merger Shares, if any, shall be issued to the holders of Rights Certificates who have not otherwise forfeited their Rights as a result of selling or otherwise transferring their shares of NZ Common Stock during the Holding Period if, at no time during the 24-month period immediately following the Effective Time, does (A) the Closing Price (as defined below) per share of NZ Common Stock equal or exceed $12.00 per share (subject to adjustment as set forth below) (the "Minimum Price") over any period of 20 consecutive trading days, and (B) the total Volume (as defined below) of the shares of NZ Common Stock trading at the Minimum Price or greater during such 20 days equals or exceeds an aggregated 1,500,000 shares (the "Minimum Volume"). The Additional Merger Shares shall be issued to the holders of record of the Rights at the close of business E.S.T. on the second anniversary of the Effective Date in accordance with the records of NZ as promptly as practicable following the second anniversary of the Effective Date to those holders of Rights Certificates who have not otherwise forfeited their Rights. The number of Additional Merger Shares, if any, to be issued to the holders of the Rights Certificates shall be calculated as follows: each Right (other than a forfeited right) shall entitle the holder thereof to the number of Additional Merger Shares equal to (a) the difference between (i) the Minimum Price and (ii) the average of the highest consecutive 100 closing prices per share of NZ Common Stock during the one-year period immediately prior to the second anniversary of the Effective Date (the "Hundred Day Average Price"), divided by (b) the Hundred Day Average Price. No fractional Additional Merger Shares shall be issued. In lieu thereof, any fractional shares shall be rounded up to the nearest whole share of NZ Common Stock. The amount of Additional Merger Shares, if any, to be issued shall be computed by the independent public accountants of NZ as soon as practicable following the second anniversary of the Effective Date. The determination by such independent public accountants shall be final and binding on NZ and the holders of the Rights. Notwithstanding the foregoing calculation, each Right will entitle the holder thereof to a maximum of one share of NZ Common Stock at the Effective Date (subject to adjustment as hereinafter provided).

                   (iv) For purposes of this Section 1.6 "Closing Price" per share of NZ Common Stock on a Trading Day (as hereinafter defined) shall mean the last reported sale price per share of NZ Common Stock regular way or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices regular way for such NZ Common Stock for such Trading Day, in either case on the principal national securities exchange on which NZ Common Stock is listed or admitted to trading, or if the NZ Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price per share of such NZ Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the NZ Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if such NZ Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of NZ Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices per share, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in such NZ Common Stock selected from time to time by NZ for that purpose. In addition, for purposes of this Section 1.6 a "Trading Day" shall mean, if such NZ Common Stock is listed or admitted to trading on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of NZ Common Stock was effected on such exchange on such business day, or, if such NZ Common Stock is not listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for NZ Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. For purposes of this Section 1.6, "Volume" shall mean the volume reported on the principal national securities exchange on which NZ Common Stock is listed or admitted to trading, or if the NZ Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the volume as reported by NASDAQ or any comparable system; provided that if any such reported volume includes both "buy side" and "sell-side" volume, then Volume for purposes of this Section 1.6 shall only include "buy side" volume.

                   (v) The number of Additional Merger Shares will be subject to adjustment from time to time during the Holding Period as hereinafter set forth:

                   If the number of outstanding shares of the NZ Common Stock is increased by a stock dividend on the NZ Common Stock payable in shares of NZ Common Stock or by a split-up, recapitalization or reclassification of shares of NZ Common Stock or other similar event, then, on the effective date thereof, the number of shares of NZ Common Stock that may be issued pursuant to the Right shall be increased in proportion to such increase in outstanding shares.

                   If the number of outstanding shares of NZ Common Stock is decreased by a consolidation, combination or reclassification of shares of NZ Common Stock or other similar event, then, upon the effective date thereof, the number of shares of NZ Common Stock that may be issued pursuant to the Right shall be decreased in proportion to such decrease in outstanding shares.

                   Whenever the number of shares of NZ Common Stock that may be issued pursuant to the Right is adjusted, as provided in this Section 1.6(c)(v), the Minimum Price and the Volume shall be adjusted in similar proportion (to the nearest cent or share) so as to maintain the relative entitlements of the Rights before and after the effective date of the adjusting event.

                   In case of any reclassification or reorganization of the outstanding shares of NZ Common Stock, other than a change covered by the foregoing provisions of this Section 1.6(c)(v), or which solely affects the par value of such shares of NZ Common Stock, or in the case of any merger or consolidation of the NZ with or into another corporation (other than a consolidation or merger in which NZ is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of the NZ Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of NZ as an entirety or substantially as an entirety in connection with which NZ is dissolved, the holder of the Right shall be entitled thereafter until the expiration of the Holding Period to receive the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of NZ Common Stock that would be issuable pursuant to the Right immediately prior to such event; and if any reclassification also results in a change in shares of NZ Common Stock covered by the first two paragraphs of this Section 1.6(c)(v), then such adjustment shall be made pursuant to such sections. The provisions of this paragraph shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

         1.7 Exchange and Conversion of Shares of Lipid Sciences Common Stock and Lipid Sciences Warrants and Lipid Sciences Options. The manner of exchanging and converting shares of Lipid Sciences Common Stock, Lipid Sciences Warrants and Lipid Sciences Options into shares of NZ Common Stock, Surviving Warrants and Surviving Options, as the case may be, in accordance with Section 1.6 above, shall be as follows:

              (a) From and after the Effective Time, American Stock Transfer & Trust Company (the "Exchange Agent") shall act as exchange agent in effecting the exchange of certificates representing shares of Lipid Sciences Common Stock pursuant to Section 1.6(a) hereof. As soon as practicable after the Effective Time, and after surrender to the Exchange Agent by each Participating Stockholder of certificates which prior to the Effective Time represented shares of Lipid Sciences Common Stock, NZ shall cause to be distributed to such Participating Stockholder in whose name such common stock certificates shall have been registered, or in accordance with the written instructions transmitted to the Exchange Agent by the Participating Stockholder, certificates representing shares of NZ Common Stock, all in accordance with the provisions of
Section 1.6(a) hereof. Upon the surrender by Participating Stockholders of each certificate representing shares of Lipid Sciences Common Stock, and the issuance and delivery by the Exchange Agent of certificates representing shares of NZ Common

Stock, the certificates which prior to the Effective Time represented outstanding shares of Lipid Sciences Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each such certificate representing shares of Lipid Sciences Common Stock shall be deemed for all purposes to evidence only a right to receive shares of NZ Common Stock, and the holders of such certificates shall no longer be deemed, for any purpose, to be stockholders in Lipid Sciences.

              (b) As soon as practicable after the Effective Time, NZ shall cause to be distributed to each holder of Lipid Sciences Warrants or Lipid Sciences Options, certificates or agreements, as the case may be, representing Surviving Warrants or Surviving Options in accordance with Section 1.6(a) hereof. Upon the surrender by such holders of each certificate or agreement representing Lipid Sciences Warrants or Lipid Sciences Options and the delivery by NZ of certificates or agreements representing Surviving Warrants or Surviving Options, as the case may be, the certificates and agreements which prior to the Effective Time represented Lipid Sciences Warrants and/or Lipid Sciences Options shall be canceled. Until so surrendered and exchanged, each such certificate or agreement representing Lipid Sciences Warrants and/or Lipid Sciences Options shall be deemed for all purposes to evidence only a right to receive Surviving Warrants or Surviving Options, as the case may be.

              (c) Participating Stockholders and holders of Lipid Sciences Warrants and Lipid Sciences Options will, for all purposes (except for the payment of possible dividends or other distributions by NZ which will be withheld until the exchange of certificates discussed above), be deemed to be stockholders, warrantholders and/or optionholders of NZ, as the case may be, as of the Effective Time, irrespective of whether they have received their certificates or agreements representing shares of NZ Common Stock, Surviving Warrants or Surviving Options, as the case may be.

              (d) Immediately prior to the Effective Time, NZ shall provide the Exchange Agent with certificates representing the number of shares of NZ Common Stock as NZ may be required to issue in accordance with Section 1.6(a) hereof.

              (e) Promptly after the Effective Time, the Exchange Agent, on behalf of Lipid Sciences and NZ, shall mail to each holder of record of certificates which immediately prior to the Effective Time represented shares of Lipid Sciences Common Stock, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving certificates representing shares of NZ Common Stock.

              (f) Promptly after the Effective Time, NZ shall mail to each holder of Lipid Sciences Warrants and Lipid Sciences Options which were effective immediately prior to the Effective Time, a form letter of transmittal and instructions for use in surrendering certificates or agreements representing the Lipid Sciences Warrants and Lipid Sciences Options in order to receive replacement certificates and agreements of NZ as herein provided.

              (g) Promptly after the Effective Time, NZ shall mail to each record holder of NZ Common Stock on the Rights Record Date a form of instruction letter for use in perfecting their ability to obtain the Rights.


                                   ARTICLE II

                                     CLOSING

         2.1 Closing Date. The closing of the Merger (the "Closing") and the other transactions contemplated by this Agreement (the "Related Transactions") shall take place at the offices of Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, AZ 85004 10:00 a.m., Arizona time, on September 15, 2001, or such other date, time and place as the parties hereto may agree upon (the "Closing Date").

         2.2 Execution of Formal Merger Documents. On the Closing Date, Lipid Sciences and NZ shall execute the Certificate of Merger as provided by the DGCL and the Articles of Amendment and Merger as provided by the ABCA. The Certificate of Merger and Articles of Amendment and Merger shall be transmitted by the parties to the appropriate office for filing and/or recording on the Closing Date, in order that the Merger contemplated by this Agreement shall become effective at 5:00 p.m., Arizona time, on the Closing Date.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF LIPID SCIENCES

         In order to induce NZ to enter into this Agreement and to consummate the Related Transactions, including the Merger, contemplated hereby, Lipid Sciences represents and warrants to NZ the following.

         3.1 Due Incorporation. (a) Lipid Sciences is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Lipid Sciences is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Lipid Sciences Material Adverse Effect (as defined in Section 3.6 hereof). The jurisdictions in which Lipid Sciences is qualified or licensed to do business as a foreign corporation are set forth on Schedule 3.1. True, correct and complete copies of the current Certificate of Incorporation and By-laws, as amended, and minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of Lipid Sciences since inception have been, or prior to the Closing Date will have been, delivered to NZ.

              (b) Schedule 3.1 sets forth all the subsidiaries or affiliates, either wholly or partially owned, of Lipid Sciences. Lipid Sciences does not own any economic, voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity (a "Person") except as set forth on Schedule 3.1. Each entity listed on
Schedule 3.1 is a duly organized, validly existing and in good standing in under the laws of the jurisdiction of its incorporation or formation with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Each entity listed on Schedule 3.1 is qualified or licensed to do business and is in good standing as a foreign corporation or entity in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Lipid Sciences Material Adverse Effect. The jurisdictions in which the entities listed on Schedule 3.1 are qualified or licensed to do business as a foreign corporation are also set forth on Schedule 3.1.

         3.2 Due Authorization. Lipid Sciences has full power and authority to enter into this Agreement, the Certificate of Merger and the Articles of Amendment and Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Lipid Sciences of this Agreement have been, or, in the case of the Articles of Amendment and Merger and the Certificate of Merger, prior to the Closing Date will be, duly and validly approved and authorized by the Board of Directors of Lipid Sciences, and, subject to obtaining the necessary approval of the Merger by the stockholders of Lipid Sciences, no other actions or proceedings on the part of Lipid Sciences are necessary to authorize this Agreement, the Articles of Amendment and Merger, the Certificate of Merger and the transactions contemplated hereby and thereby. Lipid Sciences has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Articles of Amendment and Merger and the Certificate of Merger. Subject to obtaining the necessary approval of the stockholders of Lipid Sciences and the consents set forth on Schedule 3.3, this Agreement constitutes the legal, valid and binding obligation of Lipid Sciences, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3  Consents and Approvals; Non-Contravention.

              (a) Except as set forth on Schedule 3.3, for the approval of the stockholders of Lipid Sciences for the filing of the Articles of Amendment and Merger with the appropriate authorities pursuant to the ABCA and Certificate of Merger with the appropriate authorities pursuant to the DGCL and for the filing of the Registration Statement (as set forth in Section 5.5), no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Lipid Sciences of this Agreement, the Articles of Amendment and Merger the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by NZ following the Effective Time of the business currently conducted by Lipid Sciences. "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              (b) Except as set forth on Schedule 3.3 and except as would not result in a Lipid Sciences Material Adverse Effect, the execution, delivery and performance by Lipid Sciences of this Agreement, the Articles of Amendment and Merger and the Certificate of Merger do not and will not (A) violate any Law ("Law" meaning any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority); (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance (collectively, a "Lien") upon any of the assets or properties of Lipid Sciences under any contract to which Lipid Sciences is a party or by which Lipid Sciences or any of its assets or properties is bound;
(C) permit the acceleration of the maturity of any indebtedness of Lipid Sciences or indebtedness secured by Lipid Sciences' assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Lipid Sciences.

              (c) Lipid Sciences has obtained and is in compliance with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations (collectively, the "Permits") that are required for the complete operation of the business of Lipid Sciences as currently operated, except for any Permits the absence of which would not result in a Lipid Sciences Material Adverse Effect. All of the Permits are currently valid and in full force and, to Lipid Sciences' knowledge, no revocation, cancellation or withdrawal thereof has been threatened. Lipid Sciences has filed such timely and complete renewal applications as may be required with respect to the Permits. Except as set forth on Schedule 3.3, to Lipid Sciences' knowledge, the Permits, in their current state, will allow Lipid Sciences to continue to operate its business following the Effective Time in substantially the same manner as Lipid Sciences' business is currently operated.

         3.4  Capitalization.

              (a) The authorized capital stock of Lipid Sciences consists of 50,000,000 shares of Lipid Sciences Common Stock. On the date hereof, there are issued and outstanding 10,220,901 shares of Lipid Sciences Common Stock. All of the issued and outstanding shares of Lipid Sciences Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

              (b) Except as set forth on Schedule 3.4, there are no shares of Lipid Sciences Common Stock or other equity securities (whether or not such securities have voting rights) of Lipid Sciences issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating Lipid Sciences to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Lipid Sciences. Except as set forth on
Schedule 3.4, there are no outstanding contractual obligations of Lipid Sciences which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of Lipid Sciences.

         3.5 Financial Statements; Undisclosed Liabilities; Other Documents. For purposes of this Agreement, "Lipid Sciences Financial Statements" shall mean the audited financial statements of Lipid Sciences as of December 31, 2000, and for the period from inception (May 21, 1999) through December 31, 2000, and the unaudited financial statements of Lipid Sciences for the quarter ended March 31, 2001, (including all notes thereto) which have been previously delivered to NZ, consisting of the balance sheet as of December 31, 2000, and the related statements of operation and cash flow for the period from inception through December 31, 2000, and three month period ended March 31, 2001. The Lipid Sciences Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and present fairly the financial position, assets and liabilities of Lipid Sciences as at the dates thereof and the revenues, expenses, results of operations and cash flows of Lipid Sciences for the periods covered then ended (subject, in the case of any unaudited Lipid Sciences Financial Statements, to normal year-end audit adjustments consistent with past practice and the absence of notes). The Lipid Sciences Financial Statements are in accordance with the books and records of Lipid Sciences, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Lipid Sciences Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of Lipid Sciences as of the date thereof.

         3.6 No Adverse Effects or Changes. Except as listed on Schedule 3.6, or as disclosed in or reflected in the Lipid Sciences Financial Statements, or as contemplated by this Agreement, the Articles of Amendment and Merger or the Certificate of Merger, since December 31, 2000, Lipid Sciences has not (i) taken any of the actions set forth in Section 5.3, (ii) suffered any Lipid Sciences Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of Lipid Sciences. "Loss" shall mean liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and costs of investigation and litigation). For purposes of this Agreement, "Lipid Sciences Material Adverse Effect" shall mean an effect on the then business, operations, assets, liabilities, results of operations, cash flows, or condition (financial or otherwise) of Lipid Sciences which is materially adverse to Lipid Sciences.

         3.7 Title to Properties. Lipid Sciences (i) has good and marketable title to, and is the lawful owner of, all of the material tangible and intangible assets, properties, including real property, and rights reflected as being owned by Lipid Sciences in the Lipid Sciences Financial Statements (other than assets disposed of in the ordinary course of business since the date of the Lipid Sciences Financial Statements), and (ii) at the Effective Time, will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties, including real property, and rights, in any case free and clear of any Lien, except for (x) any Lien for current taxes not yet due and payable, and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Lipid Sciences.

         3.8 Liabilities. Except to the extent reflected or reserved against on the balance sheets of Lipid Sciences constituting a part of the Lipid Sciences Financial Statements, Lipid Sciences has no debts, liabilities or obligations of any nature other than (i) non-material liabilities incurred subsequent to the date of such balance sheets in the ordinary course of Lipid Sciences' business and (ii) as set forth on Schedule 3.8.

         3.9  Intellectual Property.

              (a) Schedule 3.9 is a true and complete list of all of the United States and foreign material patents, patent applications, licenses, trademarks, tradenames, service marks and rights (collectively, the "Intellectual Property") used by Lipid Sciences in the conduct of its business. Except as disclosed on
Schedule 3.9

                   (i) all of the Intellectual Property is licensed or owned by Lipid Sciences;

                   (ii) none of the Intellectual Property is the subject of any pending or, to the knowledge of Lipid Sciences, threatened in writing, litigation or claim of infringement;

                   (iii) no license or royalty agreement to which Lipid Sciences is a party is in breach or default by Lipid Sciences or, to Lipid Sciences' knowledge, any other party thereto or the subject of any notice of termination given or threatened in writing;

                   (iv) to Lipid Sciences' knowledge, the products being developed by Lipid Sciences do not and will not infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another, and Lipid

Sciences has not received any notice contesting its right to use any Intellectual Property;

                   (v) Lipid Sciences has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

                   (vi) Lipid Sciences possesses adequate rights as licensee or owner, as appropriate, in and to all Intellectual Property.

              (b) Lipid Sciences has no knowledge which, directly or indirectly, indicates an infirmity in any claim of the material United States and foreign patents, and patent applications (collectively "Lipid Patent(s)") or any basis for invalidity or unenforceability of any claim of the Lipid Patents.

              (c) Lipid Sciences has no knowledge which, directly or indirectly, indicates that the licensor in each license agreement under which Lipid Sciences has been granted rights does not own the entire unencumbered right, title and interest in and to the Intellectual Property which is the subject of the license.

              (d) Lipid Sciences has delivered to NZ or made available to NZ by inspection and copying a true copy of each document in Lipid Sciences' possession relating directly or indirectly to each Lipid Patent and license agreement relating to the technology of Lipid Sciences' present and intended business activities and has disclosed to NZ each and all facts, test results and other information known to Lipid Sciences which has, or to its knowledge may have, any negative impact upon the efficacy of the technology of each Lipid Patent.

         3.10 Contracts. "Contract" shall mean any material contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement. Schedule 3.10 lists all the material Contracts and arrangements of the following types to which Lipid Sciences is a party or by which it is bound, or to which any of its assets or properties is subject, including but not limited to:

              (a)  any collective bargaining agreement;

              (b) any Contract or arrangement of any kind with any employee, consultant, medical advisor, officer or director of Lipid Sciences;

              (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

              (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $50,000;

              (e) any Contract or arrangement pursuant to which Lipid Sciences has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

              (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

              (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

              (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of Lipid Sciences;

              (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Lipid Sciences, or Lipid Sciences is granted the authority to act for or on behalf of any Person;

              (j) any Contract relating to any corporate acquisition or disposition by Lipid Sciences, or any acquisition or disposition of any subsidiary, division, line of business, or real property, during the five years prior to the date of this Agreement; and

              (k) any Contract not specified above that is material to Lipid Sciences.

         Lipid Sciences has made available to NZ true and complete copies of each document listed on Schedule 3.10, and a written description of each oral arrangement so listed. Except as disclosed on Schedule 3.10, the cancellation of any such Contracts at any time by the other party, would not have a Lipid Sciences Material Adverse Effect.

         3.11 Insurance. Schedule 3.11 contains an accurate and complete list of all policies of fire, liability, workers' compensation, product liability, professional malpractice, title and other forms of insurance owned or held by Lipid Sciences, and Lipid Sciences has heretofore delivered to NZ a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 3.11, Lipid Sciences has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last two years. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of Lipid Sciences.

         3.12 Employee Benefit Plans. Except as set forth in Schedule 3.12, neither Lipid Sciences nor any other member of the Controlled Group (as hereinafter defined) (i) has at any time maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) has any liability or contingent liability, direct or indirect, with respect to: any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), oral or written retirement or deferred compensation plan, incentive compensation plan, stock plan, consulting agreement, unemployment compensation plan, vacation pay plan, severance plan, bonus plan, stock compensation plan or any other type or form of employee-related (or independent contractor-related) arrangement, program, policy, plan or agreement. For purposes of this Agreement, the term "Controlled Group" shall refer to Lipid Sciences and each other corporation or other entity under common control with Lipid Sciences (pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Code) at any time during the 60-month period ending on the Closing Date.

         3.13 Employees; Labor Matters.

              (a) Schedule 3.13 lists all the written employment, consulting and similar agreements which are currently in effect to which Lipid Sciences is a party. Lipid Sciences has conducted and currently is conducting its business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. In the opinion of management, the relationship of Lipid Sciences with its employees is good and there is, and during the past two years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty pending or, to Lipid Sciences' knowledge, threatened against or involving Lipid Sciences. None of the employees of Lipid Sciences is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made, or during the past two years has been made, to organize any employees of Lipid Sciences to form or enter a labor union or similar organization.

              (b) Except as disclosed on balance sheets of Lipid Sciences forming a part of the Lipid Sciences Financial Statements or on Schedule 3.13, Lipid Sciences has no material liability for any vacation time, vacation pay, retirement benefits, disability or other insurance benefits or severance pay attributable to services rendered prior to the date of each such balance sheet.

         3.14 Tax Matters.

              (a) "Taxes", as used in this Agreement, means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities.

              (b) Lipid Sciences has duly filed all Tax Returns required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax Returns required to be filed by it at or prior to the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the execution of this Agreement, will be) true, complete and correct and filed on a timely basis, or extended as permitted by law.

              (c) Lipid Sciences has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

              (d) There are no material liens for Taxes upon the assets of Lipid Sciences except liens for Taxes not yet due.

              (e) Lipid Sciences has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

              (f) Except as disclosed on Schedule 3.14, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Lipid Sciences.

              (g) Except as disclosed on Schedule 3.14, Lipid Sciences has not received any Tax Rulings (as defined below) or entered into any Closing Agreements (as defined below) with any taxing authority that would have a continuing adverse effect after the Effective Time. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

              (h) Schedule 3.14 contains a list of states, territories and jurisdictions (whether foreign or domestic) to which any Taxes are properly payable by Lipid Sciences.

         3.15 Environmental Regulations. Lipid Sciences is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act ("OSHA")) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Lipid Sciences and, to the knowledge of Lipid Sciences, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

         3.16 Litigation.

              (a) There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Lipid Sciences' knowledge, threatened in writing against Lipid Sciences or any of Lipid Sciences' officers or directors in their capacity as such, or any of their respective properties or businesses, and Lipid Sciences is not aware of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. All of the proceedings pending against Lipid Sciences are covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed on Schedule 3.16, Lipid Sciences is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Lipid Sciences has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which Lipid Sciences has any continuing obligation.

              (b) There are no claims, actions, suits, proceedings, or investigations pending or, to Lipid Sciences' knowledge, threatened in writing by or against Lipid Sciences with respect to this Agreement or the Articles of Amendment and Merger, or in connection with the transactions contemplated hereby or thereby, and Lipid Sciences has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

         3.17 No Conflict of Interest. Except as disclosed on Schedule 3.17, to Lipid Sciences' knowledge, no Person has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of Lipid Sciences, except as a holder of shares of Lipid Sciences Common Stock, Lipid Sciences Warrants or Lipid Sciences Options.

         3.18 Bank Accounts. Schedule 3.18 sets forth the names and locations of each bank or other financial institution at which Lipid Sciences has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from Lipid Sciences and a summary statement thereof.

         3.19 Compliance with Laws. Lipid Sciences is not subject to and is not in default of any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which Lipid Sciences is or was subject within the past two years and is not in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which Lipid Sciences is or was subject within the past two years, except to the extent failure to comply would not have a Lipid Sciences Material Adverse Effect. The business of Lipid Sciences is being, and at the Closing will be, conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to it (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters, except to the extent failure to comply would not have a Lipid Sciences Material Adverse Effect).

         3.20 Broker's/Finder's Fees. Except for its engagement of MDB Capital Group, LLC, Lipid Sciences has not used any broker or finder in connection with the transactions contemplated by this Agreement, and NZ has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with brokerage or finder's fees or other commissions payable as a result of actions taken by Lipid Sciences with respect to any broker or finder in connection with the Merger contemplated by this Agreement.

         3.21 Board Recommendation. The Board of Directors of Lipid Sciences, at a special meeting of such Board held on July 3, 2001, approved this Agreement, the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of Lipid Sciences approve this Agreement and the Merger.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF NZ

         In order to induce Lipid Sciences to enter into this Agreement and to consummate the Related Transactions, including the Merger, contemplated hereby, NZ makes the following representations and warranties to Lipid Sciences. For purposes of the representations and warranties by NZ, the term NZ shall include NZ and, where applicable, each of its subsidiaries, unless otherwise indicated.

         4.1  Due Incorporation.

              (a) NZ is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona with all requisite power and authority to own, lease and operate its properties and to carry on its businesses as they are now being owned, leased, operated and conducted. NZ, in light of its current operations and properties, is not required to qualify as a foreign corporation in any jurisdiction and is not qualified to do business in any jurisdiction other than its jurisdiction of incorporation. True, correct and complete copies of the current Certificate of Incorporation and By-laws, as amended or restated, and minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of NZ since January 1, 1998 have been, or prior to the Closing Date will have been, delivered to Lipid Sciences.

              (b) Schedule 4.1 sets forth all the subsidiaries or affiliates, either wholly or partially owned, of NZ. NZ does not own any economic, voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity except as set forth on Schedule 4.1. Each entity listed on Schedule 4.1 is a duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Each entity listed on Schedule 4.1 is qualified or licensed to do business and is in good standing as a foreign corporation or entity in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed would not have an NZ Material Adverse Effect (as defined in Section 4.6 hereof). The jurisdictions in which the entities listed on Schedule 4.1 are qualified or licensed to do business as a foreign corporation are also set forth on Schedule 4.1.

         4.2 Due Authorization. NZ has full power and authority to enter into this Agreement, the Articles of Amendment and Merger, and the Certificate of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by NZ of this Agreement have been, or, in the case of the Articles of Amendment and Merger and Certificate of Merger, prior to the Closing Date will be, duly and validly approved and authorized by the Special Committee of the Board of Directors of NZ, and, subject to obtaining the necessary approval of the Merger by the stockholders of NZ, no other actions or proceedings on the part of NZ are necessary to authorize this Agreement, the Articles of Amendment and Merger, the Certificate of Merger and the transactions contemplated hereby and thereby. NZ has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Articles of Amendment and Merger and Certificate of Merger. Subject to obtaining the necessary approval of the stockholders of NZ, this Agreement constitutes the legal, valid and binding obligation of NZ, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3  Consents and Approvals; Non-Contravention.

              (a) Except as set forth on Schedule 4.3, for the approval of the NZ stockholders, for the filing the Articles of Amendment and Merger and of the Certificate of Merger with the appropriate authorities pursuant to the ABCA and the DGCL, respectively, and the filing of the Registration Statement (as set forth in Section 5.5), no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by NZ of this Agreement, the Articles of Amendment and Merger or the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation of the business currently conducted by NZ and Lipid Sciences by NZ following the Effective Time.

              (b) Except as would not result in an NZ Material Adverse Effect, the execution, delivery and performance by NZ of this Agreement, the Article of Amendment and Merger, and the Certificate of Merger do not and will not (A) violate any Law, (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of NZ under any contract to which NZ is a party or by which NZ or any of its assets or properties is bound;
(C) permit the acceleration of the maturity of any indebtedness of NZ or indebtedness secured by NZ's assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of NZ.

              (c) NZ has obtained and is in compliance with all Permits that are required for the complete operation of the business of NZ as currently operated, except for any Permits the absence of which would not result in an NZ Material Adverse Effect. All of the Permits are currently valid and in full force and, to the knowledge of NZ, no revocation, cancellation or withdrawal thereof has been threatened. NZ has filed such timely and complete renewal applications as may be required with respect to the Permits. Except as set forth on Schedule 4.3, to NZ's knowledge, the Permits, in their current state, will allow NZ to continue to operate its business following the Effective Time in substantially the same manner as the business of NZ is currently operated.

         4.4  Capitalization.

              (a) The authorized capital stock of NZ consists of 30,000,000 shares of NZ Common Stock and 10,000,000 shares of Preferred Stock. On the date hereof, there are issued and outstanding 6,816,936 shares of NZ Common Stock and no shares of Preferred Stock. All of the issued and outstanding shares of NZ Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

              (b) Except as set forth on Schedule 4.4, there are no shares of NZ Common Stock or other equity securities (whether or not such securities have voting rights) of NZ issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating NZ to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of NZ. Except as set forth on Schedule 4.4, there are no outstanding contractual obligations of NZ which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of NZ.

         4.5 Financial Statements; Undisclosed Liabilities; Other Documents. For purposes of this Agreement, "NZ Financial Statements" shall mean the audited financial statements of NZ as at December 31, 1999 and December 31, 2000 and the unaudited financial statements of NZ as at March 31, 2001 (including all notes thereto) which have been previously delivered to Lipid Sciences, consisting of the balance sheets at such dates and, with respect to the audited NZ Financial Statements, the related statements of income and cash flow for each of the twelve-month periods ended December 31, 1999 and December 31, 2000, and with respect to the unaudited NZ Financial Statements, the related statements of income and cash flow for the three-month period ended March 31, 2001. The NZ Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets and liabilities of NZ as at the dates thereof and the revenues, expenses, results of operations and cash flows of NZ for the periods covered then ended (subject, in the case of the unaudited interim NZ Financial Statements to normal year-end audit adjustments consistent with past practice). The NZ Financial Statements are in accordance with the books and records of NZ, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The NZ Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of NZ as of the date thereof. The NZ Financial Statements when filed with the Securities and Exchange Commission, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

         4.6 No Adverse Effects or Changes. Except as disclosed in or reflected in the NZ Financial Statements, or as contemplated by this Agreement, the Articles of Amendment and Merger or the Certificate of Merger, since December 31, 2000, NZ has not (i) taken any of the actions set forth in Section 5.3, (ii) suffered any NZ Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of NZ. For purposes of this Agreement, "NZ Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows, or condition (financial or otherwise) of NZ which is materially adverse to NZ.

         4.7 Title to Personal Properties. NZ (i) has good and marketable title to, and is the lawful owner of, all of the tangible and intangible assets, personal property and rights reflected in the NZ Financial Statements and (ii) at the Effective Time will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties and rights, in any case free and clear of any Liens, except for (x) any Lien for current taxes not yet due and payable, and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of NZ.

         4.8  Real Property.

              (a) Schedule 4.8 contains a true, correct and complete list and brief description of all real property owned, leased or subleased by NZ, all of which are hereinafter referred to as the "Real Property." Except as set forth on
Schedule 4.8, none of the Real Property is subleased to or occupied by any person other than NZ. NZ has provided to Lipid Sciences true, correct and complete copies of the deeds, mortgage documentation, title insurance documentation and leases of or relating to the Real Property.

              (b) All buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property owned by NZ, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein conform in all material respects to all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions of every governmental entity having jurisdiction over any of the Real Property owned by NZ, and every instrumentality or agency thereof (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped) (collectively, "Property Laws"). There are no outstanding material contracts made by NZ for any completed improvements to the Real Property owned by NZ which have not been fully paid for except as disclosed on Schedule 4.8 No person other than NZ owns any equipment or other tangible assets or properties situated on the Real Property owned by NZ or necessary to the operation of its business, except for leased items disclosed in
Schedule 4.8 hereto.

              (c) The use and operation by NZ of the Real Property is in compliance in all material respects with all Property Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. As of the Effective Date, NZ shall have the right under all Property Laws to continue the use and operation of the Real Property. NZ has not received any written notice of any violation (or claimed violation) of or investigation regarding any Property Laws.

              (d) None of the buildings, structures and other improvements located on the Real Property owned by NZ, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or materially encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting or burdening such Real Property owned by NZ in any manner which would have a material adverse effect on the use and operation or value of any portion of the Real Property owned by NZ, nor does any building or structure of any third party encroach upon the Real Property owned by NZ or any easement or right of way benefiting the Real Property owned by NZ. The Real Property owned by NZ and its continued use, occupancy and operation as used, occupied and operated in the conduct of the business of NZ does not constitute a nonconforming use under any Property Law. NZ has not received any written notice and is not aware of any encroachment on any property owned by others.

              (e) Except as set forth on Schedule 4.8, NZ has not received written notice of, or otherwise had actual knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have a material adverse effect on the use and operation or value of any portion of the Real Property owned by NZ or the value of any material portion of the Real Property owned by NZ, nor has NZ received notice of any special assessment proceedings affecting any of the Real Property owned by NZ.

              (f)  The rent set forth in each of the leases listed in Schedule
4.8 is the actual rent currently being paid by NZ, there are no separate agreements or understandings with respect to same, and NZ is current on such rental obligations. NZ currently has the full right to exercise any renewal options contained in any of the leases on the terms and conditions contained therein and, upon due exercise, currently would be entitled to enjoy the use of each leased premises for the full term of such renewal options. To the knowledge of NZ, the leased Real Property is occupied under a valid and current occupancy permit or the like to the extent required by law and assuming all requisite consents are received. Except as set forth in Schedule 4.8, the leased Real Property may be occupied after the Effective Date, in substantially the same manner as before the Effective Date. NZ enjoys peaceful and quiet possession of its leased premises, is not in default under any such leasehold and NZ has not been informed that the lessor under any of the leases has taken action or threatened to terminate the lease before the expiration date specified in the lease.

         4.9 Liabilities. Except to the extent reflected or reserved against on the balance sheets of NZ constituting a part of the NZ Financial Statements, NZ has no debts, liabilities or obligations of any nature other than liabilities incurred subsequent to the date of such balance sheets in the ordinary course of NZ's business.

         4.10 Intellectual Property. Schedule 4.10 is a true and complete list of all Intellectual Property used by NZ in the conduct of its business. Except as disclosed on Schedule 4.10:

              (a) all of the Intellectual Property is owned by NZ free and clear of all Liens, and is not subject to any license, royalty or other agreement;

              (b) none of the Intellectual Property has been or is the subject of any pending or, to the knowledge of NZ, threatened in writing, litigation or claim of infringement;

              (c) no license or royalty agreement to which NZ is a party is in breach or default by NZ or, to NZ's knowledge, any other party thereto or the subject of any notice of termination given or threatened in writing;

              (d) the services provided by NZ and any process, method, part, design or material it employs, do not, to NZ's knowledge, infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another, and NZ has not received any notice contesting its right to use any Intellectual Property;

              (e) NZ has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

              (f) NZ owns or possesses adequate rights in and to all Intellectual Property necessary to conduct its business as presently conducted.

         4.11 Contracts. Schedule 4.11 lists all the material Contracts and arrangements of the following types to which NZ is a party or by which it is bound, or to which any of its assets or properties is subject, including but not limited to:

              (a)  any collective bargaining agreement;

              (b) any Contract or arrangement of any kind with any employee, consultant, advisor, officer or director of NZ;

              (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

              (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $50,000;

              (e) any Contract or arrangement pursuant to which NZ has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

              (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

              (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

              (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of NZ;

              (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of NZ, or NZ is granted the authority to act for or on behalf of any Person;

              (j) any Contract relating to any corporate acquisition or disposition of NZ, or any acquisition or disposition of any subsidiary, division, line of business, or real property, during the five years prior to the date of this Agreement; and

              (k)  any Contract not specified above that is material to NZ.

         NZ has made available to Lipid Sciences true and complete copies of each document listed on Schedule 4.11, and a written description of each oral arrangement so listed. The cancellation of any such Contracts at any time by the other party would not have an NZ Material Adverse Effect.

         4.12 Insurance.

              Schedule 4.12 contains an accurate and complete list of all policies of fire, liability, workers' compensation, product liability, professional malpractice, title and other forms of insurance owned or held by NZ, and NZ has heretofore delivered to Lipid Sciences a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 4.12, NZ has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last two years. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of NZ.

         4.13 Employee Benefit Plans.

         Except as set forth on Schedule 4.13, NZ has no employee benefit plans. Notwithstanding the foregoing, at the Closing Date NZ may establish the contemplated Performance Equity Plan ("NZ Performance Equity Plan") and by reason of the Merger will assume the Lipid Sciences Warrants, Lipid Sciences Options and the option plan of Lipid Sciences.

         4.14 Tax Matters.

              (a) NZ has duly filed all Tax Returns required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax Returns required to be filed by it at or prior to the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis or extended as permitted by law.

              (b) NZ has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

              (c) There are no material liens for taxes upon the assets of NZ except liens for Taxes not yet due.

              (d) NZ has complied (and until the Effective Time will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, 6041 and 6049, as well as similar provisions under any other Laws, and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

              (e) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of NZ.

              (f) NZ has not received any Tax Rulings or entered into any Closing Agreements with any taxing authority that would have a continuing adverse effect after the Effective Time.

              (g) NZ has made and after the date of this Agreement will make available to Lipid Sciences complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by NZ, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by NZ and (iii) any Closing Agreements entered into by NZ with any taxing authority.

              (h) The United States government (with respect to United States Federal income taxes) and Arizona, New Mexico and Oklahoma (with respect to state income and franchise taxes) are the only states, territories and jurisdictions (whether foreign or domestic) to which any Taxes are properly payable by NZ.

         4.15 Environmental Regulations. NZ is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of OSHA) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against NZ and, to the knowledge of NZ, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

         4.16 Litigation. Except as set forth on Schedule 4.16, (a) there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to NZ's knowledge, threatened in writing against NZ or any of the officers or directors of NZ in their capacity as such, or any of their respective properties or businesses, and NZ is not aware of any facts or circumstances which may give rise to any of the foregoing; NZ is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority; NZ has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it, which has involved any obligation for which NZ has any continuing obligation; and (b) there are no claims, actions, suits, proceedings, or investigations pending or, to NZ's knowledge, threatened in writing by or against NZ with respect to this Agreement or the Articles of Amendment and Merger, or in connection with the transactions contemplated hereby or thereby, and NZ has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

         4.17 No Conflict of Interest. Except as disclosed on Schedule 4.17 to NZ's knowledge, no person has claims to have any direct or indirect interest in any tangible or intangible property used in the business of NZ, except as a holder of shares of NZ Common Stock.

         4.18 Bank Accounts. Schedule 4.18 sets forth the names and locations of each bank or other financial institution at which NZ has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from NZ and a summary statement thereof.

         4.19 Compliance with Laws. NZ is not in default under any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which NZ is or was subject within the past two years or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which NZ is or was subject within the past two years, except to the extent failure to comply would not have an NZ Material Adverse Effect. The business of NZ is being, and at the Closing will be, conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to it (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters), except to the extent failure to comply would not have an NZ Material Adverse Effect.

         4.20 Broker's/Finder's Fees. NZ has not used any broker or finder in connection with the transactions contemplated by this Agreement, and Lipid Sciences has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's or other commission payable as a result of any actions taken by NZ with respect to any broker or finder in connection with the Merger contemplated by this Agreement.

         4.21 Special Committee Recommendation. The Special Committee of the Board of Directors of NZ, at a meeting of such Committee held on June 29, 2001, approved this Agreement, the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of NZ approve this Agreement and the Merger (subject to the fiduciary duty of the Board of Directors under applicable law).

         4.22 Employee Matters. Except as set forth on Schedule 4.22, NZ is not a party to any employment agreement or consulting or similar agreement for the present or future provision of services to NZ. NZ has conducted and currently is conducting its business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. NZ has no liability for any vacation pay, vacation time, retirement benefits, health, disability or other insurance benefits or severance pay, other than those incurred in the ordinary course of business and an obligation of approximately $1,300 per month in payment of a life annuity contract.

         4.23 SEC Filings. NZ has heretofore delivered to Lipid Sciences all registrations statements filed with the Securities and Exchange Commission ("SEC") that are effective and not otherwise withdrawn, its most recent Form 10-K for the fiscal year ended December 31, 2000 and all subsequent Form 8-K's, Form 10-Q's, proxy statements and other documents together with all exhibits thereto, as filed with the SEC (the "SEC Filings"). The SEC Filings were timely filed with the SEC and as of their respective filing dates did not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time such documents were filed. No other document or report has been required to be filed by NZ with the SEC which has not been filed and, with the exception of the execution of this Agreement and consummation of the Merger, no event or transaction has occurred or is contemplated which will hereafter be required to be disclosed by the Company in a Form 10-K, Form 10-Q, Form 8-K or similar filing. NZ shall cause to be filed all periodic and current reports required to be filed with the SEC for all periods after execution of their Agreement through the Closing Date.

         4.24 Opinion of Financial Advisor. NZ has received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., the financial advisor to NZ, dated the date of this Agreement, that, as of such date, the consideration to be paid to the Lipid Sciences Stockholders in the Merger to which NZ is a party, in the opinion of such advisors, is fair to the NZ stockholders from a financial point of view, and a signed copy of the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. has been delivered to Lipid Sciences.

         4.25 Takeover Laws: Legal Limitations on Share Purchases. By NZ stockholder action on May 10, 1991, NZ elected not to be subject to the provisions of Section 10-2721 through 10-2743 of the ABCA, and such election is currently in effect. NZ has provided to Lipid Sciences copies of the shareholder action taken on May 10, 1991. NZ has not and will not engage in any transaction that is in violation of Section 10-2704. There is no provision of law or of the Certificate of Incorporation or Bylaws of NZ that would impose any additional procedural, voting, approval, fairness or other restriction on the transfer or voting of any shares of NZ Common Stock.


                                    ARTICLE V

                                    COVENANTS

         5.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement, the Certificate of Merger and to facilitate the consummation of the transactions contemplated hereby and thereby.


         5.2  Access to Information and Facilities

              (a) From and after the date of this Agreement, Lipid Sciences shall allow NZ and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Lipid Sciences and shall make the officers and employees of Lipid Sciences available to NZ and its representatives as NZ or its representatives shall from time to time reasonably request. NZ and its representatives will be furnished with any and all information concerning Lipid Sciences, which NZ or its representatives reasonably request.

              (b) From and after the date of this Agreement, NZ shall give Lipid Sciences and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of NZ (and its subsidiaries and affiliates) and shall make the officers and employees of NZ (and its subsidiaries and affiliates) available to Lipid Sciences and its representatives as Lipid Sciences or its representatives shall from time to time reasonably request. Lipid Sciences and its representatives will be furnished with any and all information concerning NZ, which Lipid Sciences or its representatives reasonably request.

         5.3 Preservation of Business. Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of Lipid Sciences and NZ (which for the purposes of their covenant includes its subsidiaries and affiliates), as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact the present business organization of Lipid Sciences and NZ, as the case may be, (b) preserve the good will and advantageous relationships of Lipid Sciences and NZ, as the case may be, with employees and other Persons material to the operation of their respective businesses, and (c) not permit any action or omission within its control which would cause any of the representations or warranties of Lipid Sciences and NZ, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of Lipid Sciences and NZ, as the case may be, to be breached in any material respect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.6 with respect to Lipid Sciences, and Schedule 4.6 with respect to NZ, prior to the Closing, neither Lipid Sciences nor NZ will, without having obtained the prior written consent of the other:

              (a)  incur any obligation or enter into any Contract which either
(i) requires a payment in excess of, or a series of payments which in the aggregate exceed, $100,000 as to Lipid Sciences and $2,000,000 as to NZ or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $100,000 as to Lipid Sciences and $2,000,000 as to NZ (provided, however, Lipid Sciences may enter into agreements for construction and equipping of facilities at Pleasanton, California up to an aggregate of $300,000, enter into an employment agreement to hire Jan Johannsen as Vice President with a base salary amount of $200,000, enter into agreements with Covance Health Economics and Outcome Services Inc., SRI International and Fitch Inc., regardless as to time of performance), or (ii) has a term of, or requires the performance of any obligations over time by Lipid Sciences or NZ, in excess of one year (except as noted above) or (iii) relates to any renewal, revision or new policy of directors and officers liability insurance;

              (b) take any action, or enter into or authorize any Contract or transaction other than in the ordinary course of business and consistent with past practice (provided, however, Lipid Sciences may enter into agreements for construction and equipping of facilities at Pleasanton, California up to an aggregate of $300,000, enter into an employment agreement to hire Jan Johannsen as Vice President with a base salary amount of $200,000, enter into agreements with Covance Health Economics and Outcome Services Inc., SRI International and Fitch Inc.), or renew, revise or purchase a new policy of directors and officers liability insurance;

              (c) as applicable, sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business (which in the case of NZ includes transactions of less than $2,000,000 in value);

              (d) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value in an amount greater than $100,000 as to Lipid Sciences and $2,000,000 as to NZ, other than actions taken that are consistent with normal past business practices;

              (e) make any material changes in its accounting systems, policies, principles or practices;

              (f) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities; provided, however, Lipid Sciences may issue options to purchase up to 100,000 shares of common stock of Lipid Sciences to Jan Johannsen;

              (g) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

              (h) other than in the ordinary course of business or consistent with prior business practices, make any borrowings, incur any debt (other than trade payables in the ordinary course of business or equipment leases entered into in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person other than a subsidiary, or make any unscheduled payment or repayment of principal in respect of any Short Term Debt or Long Term Debt. "Long Term Debt" shall mean the aggregate original principal amount (less any cash repayments of principal previously made) of, and any and all accrued interest on, all indebtedness with respect to borrowed money and all other obligations (or series of related obligations) to pay money with respect to extensions of credit, including capitalized lease and deferred compensation obligations, except indebtedness or obligations for which all installments are payable within six months from the date of the advancement of funds or extension of credit. The term "Short Term Debt" shall include any amount listed or to be listed as a current liability on financial statements which reflects the current portion or final installments of obligations originally reflected as noncurrent liabilities;

              (i) make any new loans or advances to any other Person other than in the ordinary course of business or consistent with prior business practices.

              (j) make any capital contributions to or new investments to any other person, other than to a subsidiary;

              (k) except as contemplated by this Agreement, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing other than actions taken in the ordinary course of business consistent with prior business practices;

              (l) acquire, lease or encumber any assets outside the ordinary course of business or which are assets material to its operations;

              (m) authorize or make any capital expenditures which individually or in the aggregate are in excess of $200,000 other than planned expenditures for the development, establishment or expansion of operations consistent with past business practices (provided, however, Lipid Sciences may enter into contracts for the construction and equipping of office facilities in Pleasanton, California);

              (n) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

              (o) pay or agree to pay any amount in settlement or compromise of any suits or claims of liability against it or its directors, officers, employees or agents in an amount more than $100,000; or

              (p) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract other than in accordance with ordinary business practices, or pay any amount not required by Law or by any Contract in an amount more than $100,000.

         5.4  NZ and Lipid Sciences Stockholders' Meeting

              (a) Promptly following the execution of this Agreement, NZ shall call a special meeting of stockholders (the "NZ Stockholders' Meeting") to be held as promptly as practicable following the declaration of effectiveness by the SEC of the Registration Statement (as defined below) for the purpose, among others, of voting on the Merger contemplated herein, electing the directors set forth in Schedule 5.4, approving the amendments to the certificate of incorporation of NZ set forth in Section 6.13, and approving the NZ Performance Equity Plan. In connection with the NZ Stockholders' Meeting, NZ shall promptly prepare and file with the SEC, as part of NZ's Registration Statement on Form S-4 with respect to the Merger (the "Registration Statement"), a joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") for dissemination to each holder of shares of NZ Common Stock. NZ shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading. NZ shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC under the provisions of the Securities Act of 1933, as amended (the "Act"). NZ shall provide Lipid Sciences with copies of all filings made pursuant to this Section 5.4 and shall consult with Lipid Sciences on responses to any comments made by the staff of the SEC with respect thereto.

              (b) Lipid Sciences, promptly following the execution of this Agreement, shall call a special meeting of stockholders (the "Lipid Sciences Stockholders' Meeting" and, together with the NZ Stockholders' Meeting, the "Meetings") to be held as promptly as practicable following the declaration of effectiveness by the SEC of the Registration Statement at Lipid Sciences' principal executive offices, for the purpose, among others, of voting on the Merger contemplated herein. In connection with the Lipid Sciences Stockholders' Meeting, Lipid Sciences shall disseminate to each holder of shares of Lipid Sciences Common Stock for his or its information a copy of the Joint Proxy Statement/Prospectus. Lipid Sciences shall cause its representatives to cooperate with NZ and its representatives in connection with the preparation and filing with the SEC of the Registration Statement.

         5.5  Registration of NZ Common Stock.

              (a) As soon as practicable after the execution of this Agreement, NZ shall file the Registration Statement with the SEC for the purpose of registering the shares of Merger Common Stock for distribution to Lipid Sciences' stockholders in the Merger.

              (b) The information specifically designated as being supplied by NZ for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Joint Proxy Statement/Prospectus is first mailed to Lipid Sciences and NZ stockholders, at the time of the Meetings and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

              (c) The information specifically designated as being supplied by Lipid Sciences for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Joint Proxy Statement/Prospectus is first mailed to Lipid Sciences and NZ stockholders, at the time of the Meetings and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

              (d) If, at any time prior to the Effective Date, any event or circumstance relating to NZ or its officers or directors should be discovered by NZ which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, NZ shall promptly inform Lipid Sciences and NZ shall promptly file such amendment to the Registration Statement.

              (e) If, at any time prior to the Effective Date, any event or circumstance relating to Lipid Sciences or its officers or directors should be discovered by Lipid Sciences which should be set forth in a supplement to the Joint Proxy Statement/Prospectus, Lipid Sciences shall promptly inform NZ of the same, and NZ shall promptly file such supplement to the Joint Proxy Statement/Prospectus.

              (f) All documents that NZ is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

              (g) Lipid Sciences shall cooperate and use its commercially reasonable efforts to supply NZ with all requisite information necessary to complete the Registration Statement, including, but not limited to, information relative to proxy solicitation of Lipid Sciences' stockholders for approval of the Merger contemplated herein.

         5.6 Blue Sky Compliance. NZ shall use its commercially reasonable efforts to qualify the shares of Merger Common Stock and Rights to be issued pursuant to the Merger under the securities or "blue sky" laws of every jurisdiction of the United States in which an NZ stockholder or a Lipid Sciences stockholder has an address on the records of NZ or Lipid Sciences, as the case may be, on the record date for determining the Lipid Sciences stockholders or the NZ stockholders entitled to notice of and to vote on the Merger or to receive a Right, except any such jurisdiction with respect to which counsel for NZ has determined that such qualification is not required under the securities or "blue sky" laws of such jurisdiction.

         5.7 Agreement to Vote. Lipid Sciences will use its commercially reasonable efforts to obtain the agreements of MDB Capital Partners IV, LLC, a California limited liability company, and Aruba International Pty, an Australian company, to vote any Lipid Sciences Common Stock held of record or over which they have the authority to vote in favor of approval of this Agreement and the Merger and the Related Transactions.

         5.8 Post-Merger Board Committees. Immediately after the Effective Date, the Board of Directors of the Surviving Corporation will take such action to appoint the following committees: (i) an Audit Committee; (ii) a Compensation Committee; and (iii) a Nominating Committee; and each committee will have at least one member who is a director that is serving on the board and has been nominated by Sun NZ LLC pursuant to the terms of the Stock Purchase Agreement. In addition, if the Surviving Corporation appoints any committee of the board of directors while Sun NZ LLC has the right to nominate at least one person for election as a director pursuant to the terms of the Stock Purchase Agreement, then at least one member of any such committee will be a director that is serving on the board and has been nominated by Sun NZ LLC.

         5.9  Consents and Approvals.

              (a) Lipid Sciences shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the Related Transactions contemplated hereby, including all such consents and approvals by each party to any of the Contracts referred to on Schedule 3.3. Lipid Sciences shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Lipid Sciences pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

              (b) NZ shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to all such consents and approvals by each party to any of the Contracts referred to on
Schedule 4.3. NZ shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of NZ pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

         5.10. Maintenance of Insurance. Lipid Sciences and NZ shall continue to carry their respective existing insurance, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

         5.11 No Other Negotiations.

              (a) Until the earlier of the Closing or the termination of this Agreement, neither NZ nor Lipid Sciences and their respective affiliates, subsidiaries, agents or representatives will (i) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for any acquisition of any capital stock of the respective corporation or any part of the assets or the businesses of the respective corporation, other than as contemplated or authorized hereby. In addition, neither NZ nor Lipid Sciences and their respective affiliates, subsidiaries, agents or representatives will provide any information to any Person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition of capital stock, assets or business. Each of NZ on the one hand and Lipid Sciences on the other hand will notify the other immediately of any such inquiries or proposals or requests for information.

              (b) Notwithstanding the foregoing subparagraph, (A) in the event that there is an unsolicited proposal to enter into a merger, business combination, purchase of substantially all the assets or similar transaction of or with NZ or Lipid Sciences, as the case may be, such party at its discretion, may furnish to and communicate with the party or parties public and non-public information requested by them and such party may negotiate with these parties, if (i) the board of directors of the party determines in good faith, based upon the advice of its financial advisors, that such business combination proposal would, if consummated, result in a transaction that is more favorable to the corporation's stockholders from a financial point of view, than the transaction contemplated by this Agreement, and based on the advice of its outside counsel, that, as a result, such action is necessary for the board of directors to act in a manner consistent with its fiduciary duties under applicable law, and (ii) prior to furnishing such information to or entering into negotiations with such third party, NZ or Lipid Sciences, as the case may be, (x) provides prompt notice to the other party hereto to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement, and (B) NZ may comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. Each of NZ and Lipid Sciences shall notify the other orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal, and shall give such other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

         5.12 Rule 145 Affiliates. As soon as practicable after the date of this Agreement, but in no event later than the Closing Date, Lipid Sciences shall identify in a letter to NZ all Persons who might, at the Effective Time, be deemed to be "affiliates" of Lipid Sciences for the purposes of Rule 145 under the Act. NZ will use its best efforts to cause each Person who is identified as a possible affiliate to enter into prior to the Closing Date an agreement in form and substance reasonably acceptable to NZ pursuant to which each such Person acknowledges his responsibilities as an affiliate of the Surviving Corporation and the fact that any Surviving Corporation Common Stock will be restricted as to sales to those permitted under Rule 145 notwithstanding the fact that the stock has been registered under the Registration Statement.

         5.13 Schedules. Lipid Sciences on the one hand and NZ on the other hand have made a good faith effort to provide information for which they are responsible on each schedule to this Agreement and appropriate to the representation and warranty of the related schedule; however, to the extent information is provided on one schedule which should also have been presented on another schedule, disclosure on the one schedule will be deemed disclosure on the other schedules where appropriate.

         5.14 Supplemental Information. From time to time prior to the Closing, Lipid Sciences, on the one hand, and NZ, on the other hand, will promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in Articles III and IV, respectively, hereof.

         5.15 Tax Opinion. Lipid Sciences shall seek from Graubard Miller, tax counsel to Lipid Sciences, an opinion to the effect that the Merger should qualify as a reorganization under Section 368(a)(1)A of the Code.

         5.16 Board Nominations. NZ agrees to be bound by the terms and conditions of Section 9 of the Stock Purchase Agreement.

         5.17 Directors and Officers Insurance. During the six years after the Effective Date, the Surviving Corporation will maintain directors and officers insurance with claims made coverage, maximum limits and deductions similar to or better than the American International Specialty Lines Insurance Company, policy # 279-09-51, with an insurance carrier with a Best Rating equal to or better than that of the American International Specialty Lines Insurance Company immediately prior to the Effective Date.

         5.18 Escrow Deposit. Simultaneously with the signing of this Agreement, NZ shall deposit with Escrow Agent in an interest bearing account the sum of $450,000 (the "Lipid Sciences Termination Fee Escrow"). The Lipid Sciences Termination Fee Escrow is being deposited as a source of payment of the Lipid Sciences Termination Fee (as defined below). The Lipid Sciences Termination Fee Escrow will be governed by the terms of the Escrow Agreement in the form attached hereto as Exhibit C (the "Escrow Agreement").

         5.19 Lockup Agreements. NZ hereby covenants and agrees that, as successor in interest to Lipid Sciences, it will not allow the Lockup Agreements referenced in Section 11 of the Stock Purchase Agreement to be amended, terminated, modified or waived except in accordance with Section 11 of the Stock Purchase Agreement.


                                   ARTICLE VI

                    CONDITIONS PRECEDENT TO OBLIGATIONS OF NZ

         The obligations of NZ under this Agreement are subject to the satisfaction by Lipid Sciences or waiver by NZ of the following conditions precedent on or before the Closing Date:

         6.1 Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of Lipid Sciences contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

         6.2 Compliance With Agreements and Covenants. Lipid Sciences shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         6.3 Consents and Approvals. Lipid Sciences, shall have received written evidence satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 3.3 hereto.

         6.4 Documents. NZ shall have received all of the agreements, documents and items specified in Section 8.1 below.

         6.5 No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, prospects, financial condition or business of Lipid Sciences since March 31, 2001 ("Lipid Sciences Material Adverse Change"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute a Lipid Sciences Material Adverse Effect.

         6.6 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) is likely to have a Lipid Sciences Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the Related Transactions.

         6.7 Opinion of Counsel for Lipid Sciences. NZ shall have received the opinion of Heller Ehrman White & McAuliffe LLP, counsel for Lipid Sciences, reasonably satisfactory to NZ.

         6.8 Approval of Merger. The stockholders of Lipid Sciences shall have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and the DGCL.

         6.9 Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC in accordance with the Act and the rules and regulations promulgated thereunder and no stop order shall be threatened or effective against the use of the Registration Statement.

         6.10 Fairness Opinion In Effect. The fairness opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. shall not have been withdrawn by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. for good cause which shall include, but not be limited to, manifest error or purposeful misrepresentation or gross negligence by either NZ or Lipid Sciences in the presentation of information on which such fairness opinion was based.

         6.11 Stock Purchase. The Stock Purchase Agreement shall be in full force and effect and the transactions contemplated thereby shall have been consummated immediately prior to the Merger hereunder.

         6.12 Approval of Merger and Other Provisions.

              (a) The stockholders of NZ shall have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and, with respect to NZ, in the manner set forth in the Joint Proxy Statement/Prospectus.

              (b) NZ stockholders will have approved the amendments to the certificate of incorporation of NZ to the effect that (i) the name of NZ will be changed to "Lipid Sciences, Inc.", (ii) the shares of authorized stock of NZ will be increased to 85,000,000 and the authorized shares of NZ Common Stock will be increased to 75,000,000; (iii) the requirement that each director must also be a stockholder shall be removed; and (iv) the right of Sun NZ L.L.C. to nominate persons to the board as set forth in Section 10 of the Stock Purchase Agreement.

              (c)  The NZ 2001 Performance Equity Plan will have been approved.

              (d) The directors specified on Schedule 5.4 hereto shall have been elected as the directors as of the Effective Time.

         6.13 Preclosing Trading Activity. During the period commencing the date the Joint Proxy Statement/Prospectus is declared effective by the SEC and the Effective Time, a Volume of 250,000 shares or more of NZ Common Stock shall have traded at a sale price per share of $6.50 or more.

         6.14 Consulting Agreement with Dr. Bill E. Cham. On or before the Closing Date, Lipid Sciences will have entered into a consulting agreement with Dr. Bill E. Cham which agreement will be reasonably satisfactory to NZ.

         6.15 Inventions Agreement. On or before the Closing Date, Lipid Sciences will have entered into agreements with each of its employees as of the date of this Agreement which provide that their work is the property of Lipid Sciences and otherwise protects the Intellectual Property of Lipid Sciences.

                                   ARTICLE VII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF LIPID SCIENCES


         The obligations of Lipid Sciences under this Agreement are subject to the satisfaction by NZ or waiver by Lipid Sciences of the following conditions precedent on or before the Closing Date:

         7.1 Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of NZ contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

         7.2 Compliance with Agreements and Covenants. NZ shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         7.3 Consents and Approvals. NZ shall have received written evidence satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 4.3 hereto.

         7.4 Documents. Lipid Sciences shall have received all of the agreements, documents and items specified in Section 8.2.

         7.5 No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business of NZ (together with its subsidiaries and affiliates) since March 31, 2001 ("NZ Material Adverse Change"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute an NZ Material Adverse Effect.

         7.6 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) is likely to have an NZ Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the Related Transactions.

         7.7 Opinion of Counsel for NZ. Lipid Sciences shall have received the opinion of Bryan Cave LLP, counsel for NZ, reasonably satisfactory to Lipid Sciences.

         7.8  Approval of Merger and Other Provisions.

              (a) The stockholders of NZ shall have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and, with respect to NZ, in the manner set forth in the Joint Proxy Statement/Prospectus.

              (b) NZ stockholders will have approved the amendments to the certificate of incorporation of NZ to the effect that (i) the name of NZ will be changed to "Lipid Sciences, Inc."; (ii) the shares of authorized stock of NZ will be increased to 85,000,000 and the authorized shares of NZ Common Stock will be increased to 75,000,000; (iii) the requirement that each director must also be a stockholder shall be removed, and (iv) the right of Sun NZ L.L.C. to nominate persons to the board as set forth in Section 10 of the Stock Purchase Agreement.

              (c)  The NZ Performance Equity Plan will have been approved.

              (d) The directors specified on Schedule 5.4 hereto shall have been elected as the directors as of the Effective Time.

         7.9 Resignation of Directors. The directors of NZ in office immediately prior to the Effective Time will tender their resignation as directors of NZ, effective at the Effective Time.

         7.10 Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC in accordance with the Act and the rules and regulations promulgated thereunder and no stop order shall be threatened or effective against the use of the Registration Statement.

         7.11 Stock Purchase Agreement. The Stock Purchase Agreement shall be in full force and effect and the transactions contemplated thereby shall have been consummated immediately prior to the Merger.

         7.12 Tax Opinion. Lipid Sciences shall have received the opinion of Graubard Miller, tax counsel to Lipid Sciences, reasonably satisfactory to Lipid Sciences.


                                  ARTICLE VIII

                              DELIVERIES AT CLOSING

         8.1 Deliveries by Lipid Sciences. At the Closing, in addition to any other documents or agreements required under this Agreement, Lipid Sciences shall deliver to NZ the following:

              (a) Evidence, in form satisfactory to NZ, that all filings, approvals and other matters set forth on Schedule 3.3 have been obtained; and
(b) a certificate, dated the Closing Date, of an officer of Lipid Sciences, certifying as to the compliance by it with Sections 6.1 and 6.2 hereof;

              (b) A certificate of the secretary or equivalent (a "Secretary") of Lipid Sciences certifying resolutions of the Board of Directors and stockholders of Lipid Sciences approving and authorizing the execution, delivery and performance of this Agreement the consummation of the transactions contemplated hereby and thereby, including the Merger (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Lipid Sciences);

              (c) The certificate of incorporation of Lipid Sciences, certified by the Secretary of State of Delaware, and the by-laws of Lipid Sciences, certified by the Secretary of Lipid Sciences;

              (d) Certificates of good standing for Lipid Sciences from the State of Delaware and all the other jurisdictions set forth on Schedule 3.1 hereof;

              (e)  The opinion referenced in Section 6.7 above;

              (f) The executed Certificate of Merger and Articles of Amendment and Merger.

         8.2 Deliveries by NZ. At the Closing, in addition to any other documents or agreements required under this Agreement, NZ shall deliver to Lipid Sciences the following:

              (a) Evidence, in form satisfactory to Lipid Sciences, that all filings, approvals and other matters contemplated in Section 4.3 have been obtained;

              (b) A certificate, dated the Closing Date, of an officer of NZ, certifying as to compliance by NZ with Sections 7.1, 7.2 hereof;

              (c) A certificate of the Secretary of NZ certifying resolutions of the Board of Directors and stockholders of NZ approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of NZ), the election of the directors set forth on Schedule 5.4, and adoption of the NZ Performance Equity Plan;

              (d) The certificate of incorporation of NZ, certified by the Secretary of State of Arizona, and the by-laws of NZ, certified by the Secretary of NZ;

              (e) A certified copy of the amended certificate of incorporation of NZ as filed with the State of Arizona reflecting the changes thereto as required by this Agreement;

              (f) Certificates of good standing for NZ from the State of Arizona;

              (g)  The opinions referenced in Sections 7.7 and 7.12 above;

              (h) The executed Certificate of Merger and Articles of Amendment and Merger;

              (i) Written evidence, in form reasonably satisfactory to Lipid Sciences, that NZ has delivered authorization to the Exchange Agent to issue the Merger Common Stock to the holders of Lipid Sciences Common Stock in the Merger upon due presentation and provided to the Exchange Agent the instruction letters to be sent to the holders of Lipid Sciences Common Stock for the exchange of their certificates and the instruction letters to the holders of NZ Common Stock in respect of the procedures for them to become eligible to receive a Right;


                                   ARTICLE IX

                          TERMINATION; TERMINATION FEE

         9.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

              (a)  by mutual written agreement of NZ and Lipid Sciences;

              (b) by NZ (if NZ and its subsidiaries and affiliates are not then in material breach of their obligations under this Agreement) if (i) a material default or breach shall be made by Lipid Sciences with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty days, or (ii) if Lipid Sciences makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects a Lipid Sciences Material Adverse Effect after the date of this Agreement, or (iii) a Lipid Sciences Material Adverse Change shall have occurred after the date of this Agreement, or (iv) Lipid Sciences enters into any agreement to effect any transaction described in Section 5.11(a) of this Agreement, or (v) the board of directors of Lipid Sciences withdraws its recommendation of the Merger or recommends to the Lipid Sciences stockholders the approval of any transaction other than the Merger;

              (c) by Lipid Sciences (if Lipid Sciences is not then in material breach of its obligations under this Agreement) if (i) a material default or breach shall be made by NZ with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty days, or
(ii) if NZ makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects an NZ Material Adverse Effect after the date of this Agreement, or (iii) an NZ Material Adverse Change shall have occurred after the date of this Agreement, or (iv) NZ enters into any agreement to effect any transaction described in Section 5.11(a) of this Agreement, or (v) the Special Committee of the Board of Directors of NZ withdraws its recommendation of the Merger or recommends to the NZ stockholders the approval of any transaction other than the Merger, or (vi) if the Stock Purchase Agreement does not close due to a material default or breach by Sun NZ L.L.C of its obligation to vote its shares of Common Stock or deliver the shares of Common Stock as provided under the Stock Purchase Agreement;

              (d) by NZ on the one hand and by Lipid Sciences on the other hand if the Effective Time has not occurred for any reason by November 30, 2001 unless the Parties agree to an extension in writing, provided that the right to terminate this Agreement under this subparagraph 9.1(d) shall not be available to a party that is in breach of any representation, warranty or covenant in this Agreement, which breach would entitle any other party to terminate this Agreement; and

              (e) by NZ on the one hand and by Lipid Sciences on the other hand if prior to the Effective Time (i) a third party successfully brings an action resulting in a permanent injunction preventing the consummation of the Merger pursuant to this Agreement or (ii) NZ on the one hand or Lipid Sciences on the other hand enter into any agreement to effect a transaction described in Section 5.11(a) which is permitted by Section 5.11(b); and

              (f) by NZ if the condition to Closing set forth in Section 6.13 hereof has not been satisfied or waived by NZ.

         9.2  Effect of Termination. In the event of termination pursuant to
Section 9.1 hereof, written notice thereof shall be given to the other parties and all obligations (except as set forth in this Section 9.2) of the parties shall terminate and no party shall have any right against any other party hereto for any Damages or equitable remedies (as hereinafter defined). Notwithstanding the foregoing, (i) if this Agreement is terminated by Lipid Sciences under Sections 9.1(c)(i), 9.1(c)(ii), or 9.1(c)(iii) then Lipid Sciences shall be entitled to recover its Damages from NZ up to a maximum of $200,000, or if this Agreement is terminated by Lipid Sciences under Sections 9.1(c)(iv) or 9.1(c)(v), then Lipid Sciences shall be entitled to $450,000 due and payable immediately upon termination of the Agreement as liquidated damages in lieu of any other payment, liability, damages or obligation (together each of the separate termination amounts are referred to as the "Lipid Sciences Termination Fee"), and (ii) if this Agreement is terminated by NZ under Section 9.1(b), then NZ shall be entitled to recover its Damages from Lipid Science up to a maximum of $650,000 ("NZ Termination Fee") Notwithstanding the immediately preceding sentence, if this Agreement is terminated by NZ solely upon a failure of the condition to Closing in Section 6.13, then (i) NZ shall not be entitled to recover the Damages from Lipid

Services under this Section 9.2 and (ii) NZ shall instead pay to Lipid Sciences the sum of $250,000 in lieu of any other payment, liability, damages or obligation. If the termination by NZ is pursuant to Section 9.1(b)(iii) solely because of a material adverse change in the "prospects" of Lipid Sciences, NZ shall be entitled to recover its Damages only if the change in "prospects" was the result of an act, failure to act or conduct by Lipid Sciences or its directors, officers, employees or agents acting at the direction of Lipid Sciences directors, officers or employees that materially contributed to the adverse change in the "prospects" of Lipid Sciences. Damages, if any, due Lipid Sciences or NZ shall be paid from the funds held pursuant to the Escrow Agreement in accordance with the terms of the Escrow Agreement. The foregoing amounts are deemed to be liquidated damage amounts and not penalty amounts, and in lieu of any other right or remedy that one party hereto may have against the other. "Damages" means the dollar amount of any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys' fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole in part its obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after exhaustion of all appeals) or the amount agreed to upon settlement or otherwise shown to have been incurred by the party claiming reimbursement.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Expenses. Each party hereto shall bear its own expenses with respect to the transactions contemplated hereby subject to the provisions of
Section 9.2.

         10.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by the parties hereto.

         10.3 Confidentiality and Return of Information to Lipid Sciences.

              (a) On and after the date of this Agreement, NZ will keep secret and confidential (i) all information heretofore or hereafter acquired by it and deemed to be confidential by Lipid Sciences, and (ii) all other information provided by Lipid Sciences to NZ relating to the business, operations, employees, customers and distributors of Lipid Sciences, including, but not limited to, any customer or distributor lists, documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and (ii) above is hereinafter collectively referred to as "Lipid Sciences Confidential Information").

              (b) Upon any termination of this Agreement pursuant to Article IX hereof, NZ shall return to Lipid Sciences all documents and copies of documents in its possession relating to any Lipid Services Confidential Information, and no director, officer, employee or representative of NZ shall make or retain any copy or extract of any of the foregoing.

         10.4 Confidentiality and Return of Information to NZ.

              (a) On and after the date of this Agreement, Lipid Sciences will keep secret and confidential (i) all information heretofore or hereafter acquired by it and deemed to be confidential by NZ, and (ii) all other information provided by NZ to Lipid Sciences relating to the business, operations, and employees of NZ, including, but not limited to, any documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and (ii) above is hereinafter collectively referred to as "NZ Confidential Information").

              (b) Upon any termination of this Agreement pursuant to Article IX hereof, Lipid Sciences shall return to NZ all documents and copies of documents in its possession relating to any NZ Confidential Information, and no director, officer, employee or representative of Lipid Sciences shall make or retain any copy or extract of any of the foregoing.

         10.5 Press Release: Public Announcements. Promptly after execution of this Agreement, Lipid Sciences and NZ may issue press releases in the form attached hereto as Exhibit D. The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

         10.6 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

              (a)  If to Lipid Sciences:

                   7068 Koll Center Parkway, Suite 401
                   Pleasanton, CA 94566
                   Facsimile No.: (925) 249-4040

                   with a copy to:

                   Heller Ehrman White & McAuliffe LLP
                   4250 Executive Square, 7th Floor
                   LaJolla, California  92037
                   Attention: Joseph Lesko, Esq.
                   Facsimile No.:  (858) 450-8499

                   and:

                   Graubard Miller
                   600 Third Avenue, 32nd Floor
                   New York, NY 10016
                   Attention: Andrew D.  Hudders, Esq.
                   Facsimile No.: (212) 818-8881

              (b)  If to NZ:

                   333 North 44th Street, Suite 420
                   Phoenix, AZ 85008
                   Facsimile No.: (602) 952-8769

                   with a copy to:

                   Bryan Cave LLP

                   Two North Central Avenue, Suite 2200
                   Phoenix, AZ 85004-4406
                   Attention: Frank Placenti, Esq.
                   Facsimile No.: 602-364-7070

              (c)  If to Jams/Endispute:

                   Jams/Endispute
                   2 Embarcadero Center, Suite 1100
                   San Francisco, CA 94111


or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         10.7 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         10.8 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

         10.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without giving effect to the principles of conflicts of law thereof.

         10.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

         10.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         10.12 Further Assurances. Upon the request of the parties hereto, the other parties hereto will, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

         10.13 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         10.14 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         10.15 Entire Understanding. This Agreement (including the Schedules and Exhibits) and the Articles of Amendment and Merger set forth the entire agreement and understanding of the parties hereto and supersede all prior agreements, arrangements and understandings between the parties.

         10.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.17 Resolution of Disputes Regarding "Prospects". In the event that there is a dispute of whether the "prospects" of Lipid Sciences have been materially adversely affected for purposes of Section 6.5 or 9.2 in connection with a Lipid Sciences Material Adverse Change, if the controversy cannot be resolved by Lipid Sciences and NZ within 10 days of the notification in writing by Lipid Sciences to NZ that it disputes NZ's claim that the "prospects" of Lipid Sciences have been materially adversely affected, then the controversy initially shall be submitted for resolution by mediation by JAMS/Endispute in San Francisco, California, or its successor, and if the matter is not resolved through such mediation process within the first to occur of (i) the expiration of 30 days from such submission to mediation, or (ii) the holding of two meetings of Lipid Sciences and NZ within such mediation, then such controversy shall be submitted to final and binding arbitration by the American Arbitration Association (AAA), which shall have jurisdiction of the matter pursuant to its rules of commercial arbitration sitting in Phoenix, Arizona, with one arbitrator to be mutually appointed by NZ and Lipid Sciences, or in the absence of such appointment, to be appointed by the AAA.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


NZ CORPORATION




       /s/ R. Randy Stolworthy
--------------------------------------------
Name:  R.  Randy Stolworthy
Title: President and Chief Executive Officer


LIPID SCIENCES, INC.




       /s/ Phillip C. Radlick
--------------------------------------------
Name:  Phillip C.  Radlick, Ph.D.
Title: President and Chief Executive Officer

                                  SCHEDULE 5.4


The directors and officers of NZ Corporation (to be renamed Lipid Sciences, Inc.) immediately following the consummation of the Merger shall be as follows:


NAME                                POSITIONS
--------------------------------------------------------------------------------

Christopher A.  Marlett             Chairman of the Board & Director

Phillip C.  Radlick, Ph.D.          President and CEO & Director

Sandra Gardiner                     Controller, Director of Administration
                                     & Corporate Secretary

Marc Bellotti                       VP Product Development

Susan A. Capello                    VP Intellectual Property

Robert J.  Chin, Ph.D.              VP Regulatory Affairs

Jo-Ann B. Maltais, Ph.D.            VP Scientific Affairs

Barry Michaels                      Chief Financial Officer

Dale L. Richardson                  VP Sales and Marketing

Bill E.  Cham, Ph.D.                Director

Gary S.  Roubin, M.D.  Ph.D.        Director

William A. Pope                     Director

Frank M. Placenti                   Director



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